UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices)(Zip Code)

(303) 293-2300

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Galaxy Energy Corporation (Amex: GAX) and its wholly owned subsidiary Dolphin Energy Corporation (the “Company”) signed a Purchase and Sale Agreement (the “PSA”) on December 29, 2006 with PetroHunter Energy Corporation (OTC BB: PHUN), a related party, under which PetroHunter agrees to purchase of all of the Company’s oil and gas interests in the Powder River Basin of Wyoming and Montana (the “Powder River Basin Assets”). The PSA is furnished herewith as Exhibit 2.1 and is incorporated by reference herein.

PetroHunter is a related party because Marc A. Bruner, a 14.3% beneficial shareholder of the Company, is PetroHunter’s controlling shareholder. In addition, Marc A. Bruner is the father of Marc E. Bruner, the Company’s President and Chief Executive Officer and a director.

PetroHunter agrees to pay a total purchase price of $45 million to acquire all of the Company’s Powder River Basin Assets. The agreement calls for $20 million to be paid in cash and $25 million to be paid in PetroHunter common stock.

Closing of the transaction will be subject to PetroHunter obtaining financing on terms acceptable to PetroHunter, approval by Galaxy’s secured noteholders, and various other terms and conditions.

The agreement calls for an initial earnest money payment to be made to the Company in the amount of $2 million by January 31, 2007. The earnest money will paid in two installments. The first installment of $1.4 million is due within ten days of signing the PSA, and $600,000 is to be paid by January 31, 2007. Either party may terminate the agreement if the closing has not occurred by February 28, 2007.

PetroHunter assumed control of the operation of the Powder River Basin Assets, in the capacity of a contract operator, beginning January 1, 2007. At closing, the operating expenses incurred by PetroHunter will be credited toward the purchase price. If the closing does not take place by February 28, 2007, the earnest money and the operating expenses incurred by PetroHunter will become a subordinated unsecured promissory note payable by the Company.

On January 3, 2007, the Company issued a press release announcing the entry into the PSA. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document

2.1	Purchase and Sale Agreement dated December 29, 2006
99.1	Press Release dated January 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
January 3, 2007	By: /s/ Marc E. Bruner Marc E. Bruner, President

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